UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2026

QuasarEdge Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43013	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas, Suite 304 New York, NY 10036	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 612-1400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Units, each consisting of one ordinary share, par value $0.0001, and one right entitling the holder to receive one-fourth (1/4) of one ordinary share	QRED U	The New York Stock Exchange
Ordinary Shares, $0.0001 par value	QRED	The New York Stock Exchange
Rights to receive one-fourth (1/4) of one ordinary share	QRED RT	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Agreement and Plan of Merger

As previously disclosed, on June 9, 2026, QuasarEdge Acquisition Corporation, a Cayman Islands exempted company (“QRED”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Robseek Intelligence Inc., a Cayman Islands exempted company (“Robseek”), Robseek Limited, Meng Tang, solely in his capacity as the representative of Robseek Limited, Robseek Inc., a Cayman Islands exempted company (“Purchaser”), and QRED Merger Sub Ltd., a Cayman Islands exempted company (“Merger Sub”).

On October 6, 2026, the parties entered into a First Amendment to the Merger Agreement (the “Amendment”). Pursuant to the Amendment, among other things, the parties agreed to (i) clarify the terms of QRED’s outstanding rights and units, including that each QRED right entitles the holder thereof to receive one-fourth (1/4) of one ordinary share of Purchaser upon the consummation of an initial business combination; (ii) eliminate the Class A and Class B ordinary share structure of Purchaser and provide for a single class of Purchaser ordinary shares, with each Purchaser ordinary share entitled to one vote; (iii) amend certain provisions relating to the treatment of QRED’s and Purchaser’s rights in connection with the transactions contemplated by the Merger Agreement; (iv) amend and restate the shareholder allocation schedule to provide for an aggregate of 100,000,000 closing payment shares; (v) amend the lock-up provisions applicable to the Purchaser ordinary shares issued to the Company’s shareholders in connection with the merger to provide that such shares will generally remain subject to transfer restrictions until the earlier of 180 days following the closing and the satisfaction of a specified $12.50 trading-price condition beginning at least 90 days following the closing; and (v) make certain other clarifying and conforming changes to the Merger Agreement.

A copy of the Amendment is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
2.1	First Amendment to Agreement and Plan of Merger, dated October 6, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QuasarEdge Acquisition Corporation

Date: October 6, 2026	By:	/s/ Qi Gong
	Name:	Qi Gong
	Title:	Chief Executive Officer

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